Exhibit 32


                                  CERTIFICATION

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Home Financial Bancorp.

     Signed this 17th day of May, 2004.



/s/ Kurt D. Rosenberger                     /s/ Gary M. Monnett
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(Signature of Authorized Officer)           (Signature of Authorized Officer)


Kurt D. Rosenberger                         Gary M. Monnett
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(Typed Name)                                (Typed Name)



Chief Executive Officer                     Chief Financial Officer
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(Title)                                     (Title)